                         REPORT OF INDEPENDENT AUDITORS

The Members
Insight Communications of Indiana, LLC

We have audited the accompanying balance sheet of Insight Communications of Indiana, LLC as of December 31, 1998 and the related statements of operations and members' equity, and cash flows for the period from November 1, 1998 (date of inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Insight Communications of Indiana, LLC, at December 31, 1998 and the results of its operations and its cash flows for the period from November 1, 1998 (date of inception) through December 31, 1998, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

New York, New York
March 31, 1999

                     INSIGHT COMMUNICATIONS OF INDIANA, LLC

                                 BALANCE SHEET
                               DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                               ASSETS
Cash and cash equivalents............................................................................   $ 19,493
Trade accounts receivable, net of allowance for doubtful accounts of $339............................      6,701
Prepaid expenses and other...........................................................................        651
Fixed assets, net....................................................................................    129,776
Intangible assets, net...............................................................................    367,029
Deferred financing costs, net of amortization........................................................      3,682
                                                                                                        --------
                                                                                                        $527,332
                                                                                                        --------
                                                                                                        --------
                                   LIABILITIES AND MEMBERS' EQUITY
Accounts payable.....................................................................................     12,467
Accrued expenses and other liabilities...............................................................      4,324
Interest payable.....................................................................................      5,824
Due to Tele-Communications, Inc......................................................................        522
Debt.................................................................................................    460,000
                                                                                                        --------
                                                                                                         483,137
Members' equity......................................................................................     44,195
                                                                                                        --------
                                                                                                        $527,332
                                                                                                        --------
                                                                                                        --------

                            See accompanying notes.

                     INSIGHT COMMUNICATIONS OF INDIANA, LLC

                  STATEMENT OF OPERATIONS AND MEMBERS' EQUITY
           FOR THE PERIOD FROM NOVEMBER 1, 1998 (DATE OF INCEPTION)
                          THROUGH DECEMBER 31, 1998
                                 (IN THOUSANDS)

Revenue...............................................................................................   $ 23,925
Costs and expenses:
  Programming and other operating costs...............................................................      6,206
  Selling, general and administrative.................................................................      4,653
  Depreciation and amortization.......................................................................     13,998
                                                                                                         --------
                                                                                                           24,857
                                                                                                         --------
Loss from operations..................................................................................       (932)

Other income (expense):
  Interest expense....................................................................................     (5,824)
  Other...............................................................................................        (64)
                                                                                                         --------
Net loss..............................................................................................     (6,820)
Members' equity at November 1, 1998 (date of inception)...............................................     51,015
                                                                                                         --------
Members' equity at December 31, 1998..................................................................   $ 44,195
                                                                                                         --------
                                                                                                         --------

                            See accompanying notes.

                     INSIGHT COMMUNICATIONS OF INDIANA, LLC

                            STATEMENT OF CASH FLOWS
           FOR THE PERIOD FROM NOVEMBER 1, 1998 (DATE OF INCEPTION)
                          THROUGH DECEMBER 31, 1998
                            (DOLLARS IN THOUSANDS)

Operating activities:
  Net loss..........................................................................................   $  (6,820)
  Adjustments to reconcile net loss to net cash provided by operating activities:
     Depreciation and amortization..................................................................      13,998
     Provision for losses on trade accounts receivable..............................................         226
     Changes in operating assets and liabilities:
        Trade accounts receivable...................................................................        (552)
        Prepaid expenses and other..................................................................        (651)
        Accounts payable and accrued expenses.......................................................       7,223
        Due to Tele-Communications, Inc.............................................................         522
        Interest payable............................................................................       5,824
                                                                                                       ---------
  Net cash provided by operating activities.........................................................      19,770
                                                                                                       ---------
Investing activities:
  Purchases of fixed assets.........................................................................      (4,022)
  Increase in intangible assets.....................................................................        (573)
                                                                                                       ---------
  Net cash used in investing activities.............................................................      (4,595)
                                                                                                       ---------
Financing activities:
  Proceeds from bank credit facility................................................................     460,000
  Repayment of amounts due to Tele-Communications, Inc..............................................    (214,552)
  Repayment of amounts due to Insight Communications Company, LP....................................    (237,448)
  Debt issuance costs...............................................................................      (3,682)
                                                                                                       ---------
  Net cash provided by financing activities.........................................................       4,318
                                                                                                       ---------
  Cash and cash equivalents, December 31, 1998......................................................   $  19,493
                                                                                                       ---------
                                                                                                       ---------
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
     Interest.......................................................................................   $      --
                                                                                                       ---------
                                                                                                       ---------

                            See accompanying notes.

                     INSIGHT COMMUNICATIONS OF INDIANA, LLC

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

A. ORGANIZATION AND BASIS OF PRESENTATION

     Pursuant to the terms of a Contribution Agreement dated October 31, 1998, Insight Communications Company, L.P. ("Insight") and Tele-Communications, Inc. ("TCI") contributed certain of their cable television systems located in Indiana and Northern Kentucky to Insight Communications of Indiana, LLC ("Insight Indiana"), a newly formed limited liability corporation, in exchange for 50% equity interests therein. The cable television systems contributed to Insight Indiana by Insight included the Jasper and Evansville systems that were acquired by Insight from TCI on October 31, 1998 and the Noblesville, Jeffersonville and Lafayette systems. Pursuant to the terms of the Insight Indiana operating agreement (the "Operating Agreement"), Insight Indiana has a twelve year life, unless extended by TCI and Insight. In addition, the Operating Agreement states that Insight is the manager of Insight Indiana and effectively controls its board, including all of the operating and financial decisions pertaining to Insight Indiana. Accordingly, the historical carrying values of the TCI contributed systems have been increased by an amount equivalent to 50% of the difference between the fair value of the systems and their respective carrying values ($89.1 million). In addition, the historical values of the Noblesville, Jeffersonville and Lafayette systems have been increased by $44.3 million, an amount equivalent to 50% of the difference between the fair value of such systems and their respective carrying values. Furthermore, in connection with Insight's acquisition of the Jasper and Evansville systems, the historical values of such systems were increased by $112 million, an amount equivalent to the difference between the fair value of such systems and their carrying values. The aggregate step-up to fair value was allocated to the cable television assets contributed by TCI in relation to their fair values as increases in property and equipment of $58 million and franchise costs of $181.6 million. The accompanying financial statements include the results of operations of Insight Indiana from November 1, 1998 (date of inception) through December 31, 1998.

     Because Insight Indiana is a limited liability company, the liability of its members is limited to their respective investments.

B. SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Revenue Recognition

     Revenues include service fees, connection fees, and launch fees. Service fees are recorded in the month the cable television and pay television services are provided to subscribers. Connection fees are charged for the hook-up of new customers and are recognized as current revenues to the extent of direct selling costs incurred. Launch fees are deferred and amortized over the period of the underlying contract. Any fees in excess of such costs are deferred and amortized into income over the period that subscribers are expected to remain connected to the system.

                     INSIGHT COMMUNICATIONS OF INDIANA, LLC

                               DECEMBER 31, 1998

B. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Cash Equivalents

     Insight Indiana considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Fixed Assets

     Fixed assets are stated at cost, which includes amounts capitalized for labor and overhead expended in connection with the installation of cable television systems. Depreciation for furniture, fixtures, office equipment, buildings and equipment is computed using the straight-line method over estimated useful lives ranging from 3 to 10 years. Leasehold improvements are being amortized using the straight-line method over the remaining terms of the leases or the estimated lives of the improvements, whichever period is shorter. Management does not believe that any events or changes in circumstances indicate that the carrying amount of these long-lived assets may not be recovered.

  Intangible Assets

     Intangible assets consist of franchise costs and goodwill. Costs incurred in negotiating and renewing franchise agreements are capitalized and amortized over the life of the franchise. Franchise rights acquired through the purchase of cable television systems represent the excess of the cost of the properties acquired over the amounts assigned to the tangible assets at the date of acquisition and are amortized using the straight line method over a period of up to fifteen years. Goodwill is amortized using the straight-line method over a period of 40 years. The carrying value of intangible assets will be reviewed if facts and circumstances suggest that they may be impaired. If this review indicates that the intangible assets will not be recovered from the undiscounted future cash flows of Insight Indiana, the carrying value of such intangible assets would be considered impaired and will be reduced by a charge to operations in the amount of the impairment. Based on its most recent analysis, management believes that no material impairment of intangible assets exists as of December 31, 1998.

  Deferred Financing Costs

     Deferred financing costs relate to costs, primarily legal fees and bank facility fees, incurred to negotiate and secure bank loans. These costs are being amortized on a straight line basis over the life of the applicable loan.

  Marketing and Promotional Costs

     Marketing and promotional costs are expensed as incurred. For the period from November 1, 1998 (date of inception) through December 31, 1998, marketing and promotional expense approximated $205,000.

  Income Taxes

     No provision has been made in the accompanying financial statements for federal, state, or local income taxes since the income or loss of Insight Indiana is reportable by the individual partners in their respective tax returns.

                     INSIGHT COMMUNICATIONS OF INDIANA, LLC

                               DECEMBER 31, 1998

B. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Impact of Recently Issued Accounting Standards

     In June 1998, the Financial Accounting Standards Board issued Statement
No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). Insight Indiana expects to adopt the Statement effective January 1, 2000. The Statement will require Insight Indiana to recognize all derivatives on the balance sheet at fair value. Although management has not completed its assessment of the impact of SFAS No. 133 on its results of operations, and financial position, management does not anticipate that the adoption of this Statement will be material.

C. FIXED ASSETS

     Fixed assets consist of:

                                                    DECEMBER 31, 1998
                                                    -----------------
                                                     (IN THOUSANDS)
Land, buildings and improvements.................       $   4,010
Cable television equipment.......................         149,194
Furniture, fixtures and office equipment.........           6,681
                                                        ---------
                                                          159,885
Less accumulated depreciation and amortization...         (30,109)
                                                        ---------
                                                        $ 129,776
                                                        ---------
                                                        ---------

D. INTANGIBLE ASSETS

     Intangible assets consist of:

                                                    DECEMBER 31, 1998
                                                    -----------------
                                                     (IN THOUSANDS)
Franchise rights.................................       $ 378,631
Goodwill.........................................             930
                                                        ---------
                                                          379,561
Less accumulated amortization....................         (12,532)
                                                        ---------
                                                        $ 367,029
                                                        ---------
                                                        ---------

E. DEBT

     Debt consists of:

                                                    DECEMBER 31, 1998
                                                    -----------------
                                                     (IN THOUSANDS)
Revolving credit facility........................       $ 160,000
Term loan........................................         300,000
                                                        ---------
                                                        $ 460,000
                                                        ---------
                                                        ---------

                     INSIGHT COMMUNICATIONS OF INDIANA, LLC

                               DECEMBER 31, 1998

E. DEBT--(CONTINUED)

     At December 31, 1998, Insight Indiana has a credit facility (the "Credit Facility") that provides for term loans of $300 million and for revolving credit loans of up to $250 million. The Credit Facility matures in December 2006, and contains quarterly reductions in the amount of outstanding loans and commitments commencing in March 2001. Obligations under this Credit Facility are secured by substantially all of Insight Indiana's assets. Loans under the Credit Facility bear interest at an alternate base or Eurodollar rate plus an additional margin tied to certain debt ratios of Insight Indiana. The Credit Facility requires Insight Indiana to meet certain debt financial covenants. For the two months ended December 31, 1998, average interest rates approximated 7.60%.

     At December 31, 1998 required annual principal payments under the aforementioned Credit Facility are as follows (in thousands):

2001.............................................       $  55,000
2002.............................................          74,250
2003.............................................          90,750
Thereafter.......................................         240,000
                                                        ---------
                                                        $ 460,000
                                                        ---------
                                                        ---------

F. FINANCIAL INSTRUMENTS

  Concentrations of Credit Risk

     Financial instruments that potentially subject Insight Indiana to significant concentrations of credit risk consist principally of cash investments and accounts receivable. Insight Indiana maintains cash and cash equivalents, with various financial institutions. Insight Indiana's policy is designed to limit exposure to any one institution. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising Insight Indiana's customer base.

     The following methods and assumptions were used by Insight Indiana in estimating its fair value disclosures for financial instruments:

     Cash and cash equivalents: The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

     Debt: The carrying amounts of Insight Indiana's borrowings under its credit facility approximate its fair value as it bears interest at floating rates.

     The carrying amounts and fair values of Insight Indiana's financial instruments at December 31 approximate fair value.

     Insight Indiana enters into interest-rate swap agreements to modify the interest characteristics of its outstanding debt from a floating rate to a fixed rate basis. These agreements involve the payment of fixed rate amounts in exchange for floating rate interest receipts over the life of the agreement without an exchange of the underlying principal amount. The differential to be paid or received is accrued as interest rates change and recognized as an adjustment to interest expense related to the debt. The related amount payable to or receivable from counterparties is included in other liabilities or assets. At December 31, 1998 Insight Indiana has entered into various interest rate swap and collar agreements

                     INSIGHT COMMUNICATIONS OF INDIANA, LLC

                               DECEMBER 31, 1998

F. FINANCIAL INSTRUMENTS--(CONTINUED)

effectively fixing interest rates at 4.4% to 5.1% on $75 million notional value of debt. The fair values of the swap agreements are not recognized in the financial statements and approximated $.1 million at December 31, 1998.

G. 401(k) PLAN

     Insight Indiana sponsors a savings and investment 401(k) Plan (the "Plan") for the benefit of its employees. All employees who have completed six months of employment and have attained age 21 are eligible to participate in the Plan. Insight Indiana makes matching contributions equal to a percentage of the employee's contribution. For the two months ended December 31, 1998, the matching contribution approximated $71,000.

H. COMMITMENTS AND CONTINGENCIES

     Insight Indiana leases and subleases equipment and office space under operating lease arrangements expiring through December 31, 2015. Future minimum rental payments required under operating leases are as follows (in thousands):

1999.............................................        $   477
2000.............................................            191
2001.............................................            143
2002.............................................            130
2003.............................................            119
Thereafter.......................................            378
                                                         -------
                                                         $ 1,438
                                                         -------
                                                         -------

     Rental expense for the two month period ended December 31, 1998 approximated $.1 million.

I. RELATED PARTY TRANSACTIONS

     In addition, in connection with the Contribution Agreement (see note D), Insight Indiana purchases substantially all of its pay television and other programming from affiliates of TCI. Charges for such programming were $1.4 million for the period from November 1, 1998 through December 31, 1998. Management believes that the programming rates charged by TCI affiliates are lower than those which would be available for independent parties.

     In connection with the formation of Insight Indiana, $214.6 million and $237.5 million of intercompany debt due to TCI and Insight was assumed. During November 1998, such amounts were repaid. Insight Indiana pays Insight a management fee equivalent to 3% of its revenue. For the two month period ended December 31, 1998, such management fee approximated $.7 million.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Insight Communications Company, Inc.

We have audited the accompanying combined balance sheets of the Noblesville IN, Jeffersonville IN and Lafayette IN cable television systems (collectively the "Combined Systems") included in Insight Communications Company, L.P., as of December 31, 1997 and October 31, 1998, and the related combined statements of operations, changes in net assets, and cash flows for the year ended
December 31, 1997 and the period from January 1, 1998 to October 31, 1998. These combined financial statements are the responsibility of the Combined Systems' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Combined Systems, included in Insight Communications Company, L.P., at December 31, 1997 and October 31, 1998, and the combined results of their operations and their cash flows for the year ended December 31, 1997 and the period from January 1, 1998 to October 31, 1998, in conformity with generally accepted accounting principles.

                                                    ERNST & YOUNG LLP

New York, New York
September 13, 1999

              NOBLESVILLE IN, JEFFERSONVILLE IN, AND LAFAYETTE IN
                            CABLE TELEVISION SYSTEMS

                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                       DECEMBER 31,    OCTOBER 31,
                                                                                          1997            1998
                                                                                       ------------    -----------
                                       ASSETS
Cash and cash equivalents...........................................................     $    143       $     291
Trade accounts receivable, net of allowance for doubtful accounts of $22 in 1997 and
  $40 in 1998.......................................................................          798           1,456
Prepaid expenses....................................................................          517             141
Fixed assets, net...................................................................       45,783          59,304
Intangible assets, net..............................................................       58,048          55,194
                                                                                         --------       ---------
Total assets........................................................................     $105,289       $ 116,386
                                                                                         --------       ---------
                                                                                         --------       ---------
                             LIABILITIES AND NET ASSETS
Accounts payable....................................................................     $  1,420       $   3,085
Accrued expenses and other liabilities..............................................        1,735           2,729
                                                                                         --------       ---------
Total liabilities...................................................................        3,155           5,814
Net assets..........................................................................      102,134         110,572
                                                                                         --------       ---------
Total Liabilities and Net Assets....................................................     $105,289       $ 116,386
                                                                                         --------       ---------
                                                                                         --------       ---------

                            See accompanying notes.

              NOBLESVILLE IN, JEFFERSONVILLE IN, AND LAFAYETTE IN
                            CABLE TELEVISION SYSTEMS

                       COMBINED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                                       TEN MONTHS
                                                                                       YEAR ENDED        ENDED
                                                                                       DECEMBER 31,    OCTOBER 31,
                                                                                          1997           1998
                                                                                       ------------    -----------
Revenue.............................................................................     $ 22,055        $33,486
Costs and expenses:
  Programming and other operating costs.............................................        5,852          9,028
  Selling, general and administrative...............................................        3,296          5,203
  Depreciation and amortization.....................................................        5,498         10,790
                                                                                         --------        -------
                                                                                           14,646         25,021
                                                                                         --------        -------
Operating income....................................................................        7,409          8,465
Other expense.......................................................................          (26)           (27)
                                                                                         --------        -------
Net income..........................................................................     $  7,383        $ 8,438
                                                                                         --------        -------
                                                                                         --------        -------

                            See accompanying notes.

              NOBLESVILLE IN, JEFFERSONVILLE IN, AND LAFAYETTE IN
                            CABLE TELEVISION SYSTEMS

                  COMBINED STATEMENTS OF CHANGES IN NET ASSETS
                             (DOLLARS IN THOUSANDS)

Balance at January 1, 1997...........................................................................   $ 14,751
  Effect of cable system exchange (see Note A).......................................................     80,000
  Net income.........................................................................................      7,383
                                                                                                        --------
Balance at December 31, 1997.........................................................................    102,134
  Net income.........................................................................................      8,438
                                                                                                        --------
Balance at October 31, 1998..........................................................................   $110,572
                                                                                                        --------
                                                                                                        --------

                            See accompanying notes.

              NOBLESVILLE IN, JEFFERSONVILLE IN, AND LAFAYETTE IN
                            CABLE TELEVISION SYSTEMS

                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                       TEN MONTHS
                                                                                       YEAR ENDED        ENDED
                                                                                       DECEMBER 31,    OCTOBER 31,
                                                                                          1997            1998
                                                                                       ------------    -----------
Operating activities
  Net income........................................................................     $  7,383       $   8,438
     Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization...............................................        5,497          10,790
        Provision for losses on trade accounts receivable...........................          192             281
        Changes in operating assets and liabilities:
           Trade accounts receivable................................................         (686)           (939)
           Prepaid expenses and other assets........................................         (349)            376
           Accounts payable.........................................................          846            1665
           Accrued expenses and other liabilities...................................          456             994
                                                                                         --------       ---------

Net cash provided by operating activities...........................................       13,339          21,605
                                                                                         --------       ---------

Investing activities
Purchases of fixed assets...........................................................      (17,246)        (21,432)
Increase in intangible assets.......................................................       (8,645)            (25)
                                                                                         --------       ---------
Net cash used in investing activities...............................................      (25,891)        (21,457)
                                                                                         --------       ---------
Financing activities
Net proceeds from system exchange...................................................       12,588              --
                                                                                         --------       ---------
Net cash provided by financing activities...........................................       12,588              --
                                                                                         --------       ---------
Net increase in cash and cash equivalents...........................................           36             148
Cash and cash equivalents, beginning of year........................................          107             143
                                                                                         --------       ---------
Cash and cash equivalents, end of year..............................................     $    143       $     291
                                                                                         --------       ---------
                                                                                         --------       ---------

                            See accompanying notes.

              NOBLESVILLE IN, JEFFERSONVILLE IN, AND LAFAYETTE IN
                            CABLE TELEVISION SYSTEMS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 31, 1998

A. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

DESCRIPTION OF BUSINESS

     The cable television systems operating in the metropolitan areas of Noblesville, IN; Jeffersonville, IN; and Lafayette, IN (the "Combined Systems") are principally engaged in the cable television business under non-exclusive franchise agreements, which expire at various times beginning in 1999. Through October 31, 1998 the Combined Systems were owned by Insight Communications Company, L.P. (the "Partnership").

BASIS OF PRESENTATION

     The accompanying combined financial statements of the Combined Systems reflect the "carved out" historical financial position, results of operations, changes in net assets and cash flows of the operations of the Combined Systems as if they had been operating as a separate company. Significant intercompany accounts and transactions between the Combined Systems have been eliminated. Significant accounts and transactions with the Partnership and its affiliates are disclosed as related party transactions (See Note C). Effective December 16, 1997 the Partnership exchanged its Phoenix, Arizona system ("Phoenix") servicing 36,250 subscribers for Cox Communications, Inc.'s Lafayette, Indiana system ("Lafayette") servicing approximately 38,100 subscribers. In addition to the Lafayette system received, the Partnership received $12.6 million in cash. The Lafayette purchase price ($80 million) was allocated to the cable television assets acquired in relation to their fair values as increases in property and equipment of $22.4 million and franchise costs of $56.6 million. Purchase price adjustments for differences in working capital between the Phoenix and Lafayette systems were not significant.

     Accordingly, the results of operations of the Layafette system are included in the accompanying financial statements from the date of acquisition.

     The pro forma unaudited results of operations of the Combined Systems for the year ended December 31, 1997 assuming the acquisition of the Lafayette system occurred on January 1, 1997 is as follows (in thousands):

Revenues...................................................   $40,203
Income before extraordinary item...........................    10,932
Net income.................................................    10,932

     Effective as of October 31, 1998, the Combined Systems' financial statements reflect the new basis of accounting arising from their contribution into Insight Communications of Indiana LLC ("Insight Indiana") (See Note E).

     The combined financial statements have been adjusted to include the allocation of certain expenses incurred by the Partnership on the Combined Systems' behalf, based upon the ratio of Combined System subscribers to total Partnership subscribers. These allocations reflect all costs of doing business that the Combined Systems would have incurred on a stand alone basis as disclosed in Note C. Management believes that these allocations are reasonable.

              NOBLESVILLE IN, JEFFERSONVILLE IN, AND LAFAYETTE IN
                            CABLE TELEVISION SYSTEMS

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                OCTOBER 31, 1998

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

     A significant portion of the customer base is concentrated within the local geographical area of each of the individual cable television systems. The Combined Systems generally extend credit to customers and the ultimate collection of accounts receivable could be affected by the local economy. Management performs continuous credit evaluations of its customers and may require cash in advance or other special arrangements from certain customers. Management does not believe that there is a significant credit risk which could have a significant effect on the financial condition of the Combined Systems.

REVENUE RECOGNITION

     Revenues include service fees, connection fees and launch fees. Service fees are recorded in the month the cable television and pay television services are provided to subscribers. Connection fees are charged for the hook-up of new customers and are recognized as current revenues to the extent of direct selling costs incurred. Launch fees are deferred and amortized over the period of the underlying contract. Any fees in excess of such costs are deferred and amortized into income over the period that subscribers are expected to remain connected to the system.

STATEMENT OF CASH FLOWS

     The Combined Systems participate in a cash management system with affiliates whereby cash receipts are transferred to a centralized bank account from which centralized payments to various suppliers and creditors are made on behalf of the Combined Systems. The excess of such cash receipts over payments is included in net assets. Amounts shown as cash represent the Combined Systems' net cash receipts not transferred to the centralized account as of December 31, 1997 and October 31, 1998. For purposes of this statement, cash and cash equivalents includes all highly liquid investments purchased with original maturities of three months or less.

FIXED ASSETS

     Fixed assets are stated at cost, which includes amounts capitalized for labor and overhead expanded in connection with the installation of cable television systems. Depreciation is computed using the straight-line method over estimated useful lives ranging from 5 to 10 years. Management

              NOBLESVILLE IN, JEFFERSONVILLE IN, AND LAFAYETTE IN
                            CABLE TELEVISION SYSTEMS

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                OCTOBER 31, 1998

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

does not believe that any events or changes in circumstances indicate that the carrying value of these long-lived assets may not be recovered. Fixed assets consist of the following:

                                            DECEMBER 31    OCTOBER 31
                                              1997           1998
                                            -----------    ----------
                                                 (IN THOUSANDS)
Land, buildings and improvements.........     $ 2,243       $  2,024
Cable television equipment...............      53,431         75,446
Furniture, fixtures and office
  equipment..............................       1,420            894
Less accumulated depreciation and
  amortization...........................     (11,311)       (19,060)
                                              -------       --------
                                              $45,783       $ 59,304
                                              -------       --------
                                              -------       --------

INTANGIBLE ASSETS

     Intangible assets consist of franchise costs and goodwill. Costs incurred negotiating and renewing franchise agreements are capitalized and amortized over the life of the franchise. Franchise rights acquired through the purchase of cable television systems represent the excess cost of the properties acquired over the amounts assigned to the tangible assets at the date of acquisition. During 1997 and 1998, the Combined Systems amortized cable television franchises over periods up to 15 years using the straight-line method. The carrying value of intangible assets, will be reviewed if facts and circumstances suggest that that they may be impaired. Upon a determination that the carrying value of intangible assets will not be recovered from the undiscounted future cash flows of the acquired business, the carrying value of such intangible assets would be considered impaired and would be reduced by a charge to operations in the amount of the impairment. Based on its recent analysis, management believes that no material impairment of long-lived assets exists at October 31, 1998.

INCOME TAXES

     As a U.S. partnership, the Partnership is not subject to federal and most state income taxes and, therefore, no income taxes are recorded in the accompanying financial statements.

C. RELATED PARTIES

     In the normal course of business, the Combined Systems had various transactions with the Partnership and its affiliates, generally on terms resulting from a negotiation between the affected units that in management's view resulted in reasonable allocations.

     The assets of the Combined Systems serve as security under the Partnership's lending agreements. No amount of interest charged under these agreements has been allocated to the Combined Systems' operations. Interest expense on a consolidated basis for the Partnership was approximately
$16.0 million and $28.1 million for the years ended December 31, 1997 and 1998, respectively.

              NOBLESVILLE IN, JEFFERSONVILLE IN, AND LAFAYETTE IN
                            CABLE TELEVISION SYSTEMS

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                OCTOBER 31, 1998

     Included in the Combined Systems' operating expenses are charges for programming and promotional services provided by the Partnership. These charges are based on customary rates and are in the ordinary course of business. For the year ended December 31, 1997 and the ten months ended October 31, 1998 these charges totaled $4.3 million and $7.2 million, respectively.

D. COMMITMENT AND CONTINGENCIES

     The Combined Systems had rental expense of approximately $83,000 and $112,000 for the year ended December 31, 1997 and the ten months ended
October 31, 1998, respectively, under various lease agreements for offices, utility poles, warehouses and computer equipment. Future minimum rental payments required under operating leases over the next five years are as follows:

                                                            (IN
                                                         THOUSANDS)
                                                         -------------
1999..................................................      $40,831
2000..................................................        1,150
2001..................................................          500
2002..................................................          500
2003..................................................          500
Thereafter............................................        1,208
                                                            -------
                                                            $44,689
                                                            -------
                                                            -------

E. SUBSEQUENT EVENT (UNAUDITED)

     Effective October 31, 1998, the Partnership and Tele-Communications, Inc. ("TCI") entered into a contribution agreement ("Contribution Agreement"). Pursuant to the terms of the Contribution Agreement, the Partnership and TCI contributed certain of their cable television systems located in Indiana and Northern Kentucky to Insight Communications of Indiana, LLC ("Insight Indiana") in exchange for 50% equity interests therein. All three of the Combined Systems were contributed into Insight Indiana effective October 31, 1998. The Partnership recognized a gain of $44.3 million on the contribution of the Combined Systems to Insight Indiana, equivalent to 50% of the difference between the carrying value of such systems and their fair value.

                     INSIGHT COMMUNICATIONS OF INDIANA, LLC

                            CONDENSED BALANCE SHEET
                                 JUNE 30, 1999
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                               ASSETS
Cash and cash equivalents............................................................................   $ 19,998
Trade accounts receivable, net of allowance for doubtful accounts of $336............................      4,299
Due from affiliate...................................................................................      2,900
Prepaid expenses and other...........................................................................      1,707
Fixed assets, net....................................................................................    135,714
Intangible assets, net...............................................................................    354,413
Deferred financing costs, net of amortization........................................................      6,180
                                                                                                        --------
                                                                                                        $525,211
                                                                                                        --------
                                                                                                        --------
                                   LIABILITIES AND MEMBERS' EQUITY
Accounts payable.....................................................................................   $ 22,506
Accrued expenses and other liabilities...............................................................      4,764
Interest payable.....................................................................................      5,471
Due to Tele-Communications, Inc......................................................................      2,859
Debt.................................................................................................    466,000
                                                                                                        --------
                                                                                                         501,600
Members' equity......................................................................................     23,611
                                                                                                        --------
                                                                                                        $525,211
                                                                                                        --------
                                                                                                        --------

                            See accompanying notes.

                     INSIGHT COMMUNICATIONS OF INDIANA, LLC

             CONDENSED STATEMENT OF OPERATIONS AND MEMBERS' EQUITY
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                  (UNAUDITED)
                                 (IN THOUSANDS)

Revenue............................................................................................   $ 71,744
Costs and expenses:
  Programming and other operating costs............................................................     20,177
  Selling, general and administrative..............................................................     15,865
  Depreciation and amortization....................................................................     43,440
                                                                                                      --------
                                                                                                        79,482
                                                                                                      --------
Loss from operations...............................................................................     (7,738)
Other income (expense):
  Gain on cable system exchange....................................................................      3,900
  Interest expense.................................................................................    (16,767)
  Other............................................................................................         21
                                                                                                      --------
Net loss...........................................................................................    (20,584)
Members' equity at December 31, 1998...............................................................     44,195
                                                                                                      --------
Members' equity at June 30, 1999...................................................................   $ 23,611
                                                                                                      --------
                                                                                                      --------

                            See accompanying notes.

                     INSIGHT COMMUNICATIONS OF INDIANA, LLC

                       CONDENSED STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

Operating activities
  Net loss............................................................................................  $  (20,584)
  Adjustments to reconcile net loss to net cash provided by operating activities:
     Depreciation and amortization....................................................................      43,440
     Gain on cable system exchange....................................................................      (3,900)
     Provision for losses on trade accounts receivable................................................         746
     Changes in operating assets and liabilities:
        Trade accounts receivable.....................................................................       1,656
        Due from affiliates...........................................................................      (2,900)
        Prepaid expenses and other....................................................................      (1,056)
        Accounts payable and accrued expenses.........................................................      10,479
        Due to Tele-Communications, Inc...............................................................       2,337
        Interest payable..............................................................................        (353)
                                                                                                        ----------
  Net cash provided by operating activities...........................................................      29,865
                                                                                                        ----------
Investing activities
  Purchases of fixed assets...........................................................................     (31,144)
  Increase in intangible assets.......................................................................      (4,216)
                                                                                                        ----------
  Net cash used in investing activities...............................................................     (35,360)
                                                                                                        ----------
Financing activities
  Proceeds from bank credit facility..................................................................       6,000
                                                                                                        ----------
  Net cash provided by financing activities...........................................................       6,000
                                                                                                        ----------
  Net increase in cash and cash equivalents...........................................................         505
  Cash and cash equivalents, beginning of period......................................................      19,493
                                                                                                        ----------
  Cash and cash equivalents, end of period............................................................  $   19,998
                                                                                                        ----------
                                                                                                        ----------
  Supplemental disclosures of cash flow information:
  Cash paid during the period for:
     Interest.........................................................................................  $       --
                                                                                                        ----------
                                                                                                        ----------

                            See accompanying notes.

                     INSIGHT COMMUNICATIONS OF INDIANA, LLC

                  NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                 JUNE 30, 1999

A. ORGANIZATION

     Pursuant to the terms of a Contribution Agreement dated November 1, 1998, Insight Communications Company, L.P. ("Insight") and Tele-Communications, Inc. ("TCI") contributed certain of their cable television systems located in Indiana and Northern Kentucky to Insight Communications of Indiana, LLC ("Insight Indiana"), in exchange for 50% equity interests therein. Pursuant to the terms of the Insight Indiana operating agreement (the "Operating Agreement"), Insight Indiana has a twelve year life, unless extended by TCI and Insight. In addition, the Operating Agreement states that Insight is the manager of Insight Indiana and effectively controls its board, including all of the operating and financial decisions pertaining to Insight Indiana.

     Because Insight Indiana is a limited liability company, the liability of its members is limited to their respective investments.

B. BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

C. GAIN ON CABLE SYSTEM EXCHANGE

     On February 1, 1999 Insight Indiana exchanged its Oldham, Kentucky cable system ("Oldham") servicing approximately 8,500 subscribers for Intermedia Partners of Kentucky L.P.'s Henderson, Kentucky cable system ("Henderson") servicing approximately 10,600 subscribers. This transaction has been accounted for by Insight Indiana as a sale of the Oldham system and a purchase of the Henderson system. Accordingly, based upon the preliminary purchase price allocation, the Henderson system has been included in the accompanying condensed balance sheet at its fair value (approximately $21.0 million) and Insight Indiana recognized a gain on the sale of the Oldham system of approximately $3.9 million, which amount represents the difference between the carrying value of the Oldham system and its fair value. This amount was allocated to the Henderson system purchase price as an increase in franchise costs of $3.9 million. Franchise costs arising from the acquisition of the Henderson system are being amortized on a straight-line method over a period of 15 years.

D. COMMITMENTS AND CONTINGENCIES

     Certain of Insight Indiana's individual systems have been named in purported class actions in various jurisdictions concerning late fee charges and practices. Certain of Insight Indiana's cable television systems charge late fees to subscribers who do not pay their cable bills on time. Plaintiffs generally allege that the late fees charged by such cable television systems are not reasonably related to the costs incurred by the cable television systems as a result of late payment. Plaintiffs seek to require television systems to provide compensation for alleged excessive late fee charges for past periods.

                     INSIGHT COMMUNICATIONS OF INDIANA, LLC

                                  (UNAUDITED)
                                 JUNE 30, 1999

These cases are at various stages of the litigation process. Based upon the facts available, management believes that, although no assurances can be given as to the outcome of these actions, the ultimate disposition of these matters should not have a material adverse effect upon the financial condition or results of operations Insight Indiana.

     Insight Indiana is subject to other various legal proceedings that arise in the ordinary course of business. While it is impossible to determine with certainty the ultimate outcome of these matters, it is management's opinion that the resolution of these matters will not have a material adverse affect on the financial condition of Insight Indiana.

E. RELATED PARTY TRANSACTIONS

     Insight Indiana pays Insight a management fee equivalent to 3% of its revenue. For the six month period ended June 30, 1999, such management fee approximated $2.2 million.

F. SUBSEQUENT EVENTS

     Insight Midwest L.P., a newly formed 50-50 joint venture between Insight and TCI, plans to complete a $200 million high yield offering of senior notes in September 1999. The proceeds of this offering will be used to refinance certain debt that will be assumed in connection with the acquisition of cable television systems located in Kentucky. In addition, contemporaneously with the closing of the offering and acquisition, Insight Indiana LLC will become a wholly owned subsidiary of Insight Midwest.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                       DECEMBER 31,     JUNE 30,
                                                                                          1998            1999
                                                                                       ------------    -----------
                                                                                                       (UNAUDITED)
                                       ASSETS
Cash and cash equivalents...........................................................     $  2,602       $   4,422
Accounts receivable, net of allowance for doubtful accounts of $2,692 and $1,210,
  respectively......................................................................       15,160          13,438
Receivable from affiliates..........................................................        7,532           8,143
Prepaids and other current assets...................................................        1,049           1,084
                                                                                         --------       ---------
Total current assets................................................................       26,343          27,087
                                                                                         --------       ---------
Intangible assets, net..............................................................      632,002         596,441
Property and equipment, net.........................................................      243,100         250,149
Other non-current assets............................................................        3,045           2,861
                                                                                         --------       ---------
Total assets........................................................................     $904,490       $ 876,538
                                                                                         --------       ---------
                                                                                         --------       ---------
                         LIABILITIES AND PARTNERS' CAPITAL
Short-term debt.....................................................................     $     --       $  62,039
Accounts payable and accrued liabilities............................................       23,541          19,814
Payable to affiliates...............................................................        2,913           3,212
Deferred revenue....................................................................       11,429          12,785
Accrued interest....................................................................        5,529           5,879
                                                                                         --------       ---------
Total current liabilities...........................................................       43,412         103,729
                                                                                         --------       ---------
Deferred channel launch revenue.....................................................        7,767           6,091
Long-term debt......................................................................      726,000         676,000
Other long-term liabilities.........................................................          411           1,206
                                                                                         --------       ---------
Total liabilities...................................................................      777,590         787,026
                                                                                         --------       ---------
Commitments and contingencies
Total partners' capital.............................................................      126,900          89,512
                                                                                         --------       ---------
Total liabilities and partners' capital.............................................     $904,490       $ 876,538
                                                                                         --------       ---------
                                                                                         --------       ---------

   See accompanying notes to the condensed consolidated financial statements.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                                       FOR THE
                                                                                                     SIX MONTHS
                                                                                                        ENDED
                                                                                                     JUNE 30, 1999
                                                                                                     -------------
                                                                                                      (UNAUDITED)
Revenues
  Basic and cable services........................................................................     $  73,346
  Pay service.....................................................................................        15,283
  Other service...................................................................................        14,903
                                                                                                       ---------
                                                                                                         103,532
                                                                                                       ---------
Costs and expenses
  Program fees....................................................................................        24,979
  Other direct expenses...........................................................................         9,281
  Selling, general and administrative expenses....................................................        22,276
  Management and consulting fees..................................................................         1,010
  Depreciation and amortization expenses..........................................................        60,314
                                                                                                       ---------
                                                                                                         117,860
                                                                                                       ---------
Loss from operations..............................................................................       (14,328)
                                                                                                       ---------
Other income (expense)
Interest and other income.........................................................................           378
Gain on exchange of cable systems.................................................................         5,013
Interest expense..................................................................................       (28,451)
                                                                                                       ---------
                                                                                                         (23,060)
                                                                                                       ---------
Net loss..........................................................................................     $ (37,388)
                                                                                                       ---------
                                                                                                       ---------

   See accompanying notes to the condensed consolidated financial statements.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

             CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                             (DOLLARS IN THOUSANDS)

                                                                                GENERAL    LIMITED
                                                                                PARTNER    PARTNERS     TOTAL
                                                                                -------    --------    --------
Cash contributions...........................................................     $ 2      $102,032    $102,034
In-kind contributions........................................................      --       100,000     100,000
Syndication costs............................................................      --        (8,452)     (8,452)
Net loss.....................................................................      --       (66,682)    (66,682)
                                                                                  ---      --------    --------
Balance at December 31, 1998.................................................       2       126,898     126,900
Net loss (unaudited).........................................................      --       (37,388)    (37,388)
                                                                                  ---      --------    --------
Balance at June 30, 1999 (unaudited).........................................     $ 2      $ 89,510    $ 89,512
                                                                                  ---      --------    --------
                                                                                  ---      --------    --------

   See accompanying notes to the condensed consolidated financial statements

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                     FOR THE SIX
                                                                                                     MONTHS ENDED
                                                                                                     JUNE 30, 1999
                                                                                                     -------------
                                                                                                      (UNAUDITED)
Cash flows from operating activities
  Net loss........................................................................................     $ (37,388)
     Depreciation and amortization................................................................        60,535
     Loss on disposal of fixed assets.............................................................            14
     Gain on exchange of cable systems............................................................        (5,013)
     Changes in assets and liabilities:
        Accounts receivable.......................................................................         1,524
        Receivable from affiliates................................................................          (635)
        Prepaids and other current assets.........................................................           (49)
        Other non-current assets..................................................................           184
        Accounts payable and accrued liabilities..................................................           281
        Payable to affiliates.....................................................................           299
        Deferred revenue..........................................................................         1,598
        Deferred channel launch revenue...........................................................        (1,484)
        Other long-term liabilities...............................................................           762
        Accrued interest..........................................................................           383
                                                                                                       ---------
Cash flows from operating activities..............................................................        21,011
                                                                                                       ---------
Cash flows from investing activities
  Proceeds from exchange of cable systems.........................................................        17,246
  Property and equipment..........................................................................       (38,375)
  Intangible assets...............................................................................        (1,062)
                                                                                                       ---------
Cash flows from investing activities..............................................................       (22,191)
                                                                                                       ---------
Cash flows from financing activities
  Proceeds from long-term debt....................................................................         3,000
                                                                                                       ---------
Cash flows from financing activities..............................................................         3,000
                                                                                                       ---------
Net change in cash and cash equivalents...........................................................         1,820
Cash and cash equivalents, beginning of period....................................................         2,602
                                                                                                       ---------
Cash and cash equivalents, end of period..........................................................     $   4,422
                                                                                                       ---------
                                                                                                       ---------

   See accompanying notes to the condensed consolidated financial statements.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

1. THE PARTNERSHIP AND BASIS OF PRESENTATION

     InterMedia Capital Partners VI, L.P. ("ICP-VI"), a Delaware limited partnership, was formed in October 1997 for the purpose of acquiring and operating cable television systems located in the state of Kentucky. The Partnership commenced business on April 30, 1998 upon contribution of cable television systems serving subscribers throughout western and central Kentucky (the "Systems") with significant concentrations in the state's four largest cities: Lexington, Louisville, Covington and Bowling Green. ICP-VI and its directly and indirectly majority-owned subsidiaries, InterMedia Partners Group VI, L.P. ("IPG-VI"), InterMedia Partners VI, L.P. ("IP-VI"), and InterMedia Partners of Kentucky, L.P. ("IP-KY") are collectively referred to as the "Partnership." Prior to April 30, 1998, the Partnership had no operations.

     On April 18, 1999, the Partnership's general and limited partners, other than AT&T Broadband Internet Services ("AT&TBIS"), formerly Tele-Communications, Inc. entered into an agreement with Insight Communications Company, L.P. to sell their partner interests in ICP-VI. The sale is expected to close during the third or fourth quarter of 1999. Upon the sale, Insight Communications Company, L.P. is expected to manage the Partnership.

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the Partnership's financial position as of June 30, 1999 and its results of operations and cash flows for the six months ended
June 30, 1999. The results of operations and cash flows for the six months ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. These condensed consolidated financial statements should be read in conjunction with the Partnership's audited consolidated financial statements for the period from April 30, 1998 (commencement of operations) through December 31, 1998.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("FAS 133"). FAS 133 was amended in June 1999 by FAS 137. FAS 133 is currently effective for all quarters of all fiscal years beginning after June 15, 2000 (January 1, 2001 for the Partnership). FAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Management of the Partnership anticipates that, due to its

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

1. THE PARTNERSHIP AND BASIS OF PRESENTATION--(CONTINUED)

limited use of derivative instruments, the adoption of FAS 133 will not have a significant effect on the Partnership's results of operations, financial position or cash flows.

2. CONTRIBUTION OF CABLE PROPERTIES

     On April 30, 1998, the Partnership borrowed $730,000 under bank term loans and a revolving credit facility and received equity contributions from its partners of $202,034, consisting of $102,034 in cash and $100,000 of in-kind contributions from affiliates of AT&TBIS, and another limited partner of ICP-VI. ICP-VI assumed debt from AT&TBIS of $803,743 and issued a combined 49.5% limited partner interest to AT&TBIS and another limited partner in exchange for the contributed systems with a fair market value of $753,743 and a long-term programming fee discount agreement valued at $150,000. The AT&TBIS debt assumed was repaid with proceeds from the borrowings under the bank loans and the cash contributions received from the partners.

     The total cost of the Systems contributed was as follows:

Value of debt assumed from AT&TBIS.............................................   $803,743
Costs incurred in connection with the contributed systems......................      3,629
Value of equity exchanged......................................................    100,000
                                                                                  --------
                                                                                  $907,372
                                                                                  --------
                                                                                  --------

     The Partnership's allocation of costs related to the contributed systems is as follows:

Tangible assets................................................................   $234,143
Intangible assets..............................................................    528,033
Programming agreement..........................................................    150,000
Current assets.................................................................     12,037
Current liabilities............................................................    (12,389)
Non-current liabilities........................................................     (4,452)
                                                                                  --------
Net assets contributed.........................................................   $907,372
                                                                                  --------
                                                                                  --------

3. EXCHANGES OF CABLE PROPERTIES

     On February 1, 1999, the Partnership exchanged with Insight Communications of Indiana, LLC its cable television assets located in and around Henderson, Kentucky ("Exchanged Assets") for cable television assets located in and around Oldham County, Kentucky plus cash of $3,986. The cable system assets received have been recorded at fair market value, subject to final valuation adjustments. The exchange resulted in a gain of $1,470, calculated as the difference between the fair value of the assets received and the net book value of the Exchanged Assets, plus net proceeds received of $3,986.

     On February 17, 1999 and March 11, 1999, the Partnership entered into agreements with FrontierVision Operating Partnership, L.P. ("FrontierVision") to exchange its cable television assets located in central Kentucky for cable television assets located in northern Kentucky. On June 1, 1999 the Partnership completed the exchange with respect to certain of the systems and entered into related management agreements, whereby the Partnership will manage and operate the remaining systems of

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

3. EXCHANGES OF CABLE PROPERTIES--(CONTINUED)

FrontierVision in northern Kentucky and FrontierVision will manage and operate the Partnership's remaining systems in central Kentucky. The management agreements, which provide the Partnership with effective control over the remaining systems, will terminate upon completion of the exchanges which are expected to close during the third or fourth quarter of 1999.

     The Partnership received cash of $4,221 from FrontierVision in connection with the exchanged systems. The Partnership also received cash of $9,039 in exchange for a note payable, representing the boot on the remaining systems to be exchanged. The note accrues interest at 5.00% compounded annually and is satisfied upon close of the exchange of the remaining systems. The cable system assets received have been recorded at fair market value, subject to final valuation adjustments. The exchange resulted in a gain of $3,543. The remaining exchange is expected to result in a gain.

4. @HOME WARRANTS

     Under a distribution agreement with At Home Corporation ("@Home"), the Partnership provides high-speed Internet access to subscribers over the Partnership's distribution network in certain of its cable television systems. In January 1999, the Partnership and certain of its affiliates entered into related agreements whereby @Home would issue to the Partnership and its affiliates warrants to purchase shares of @Home's Series A Common Stock ("@Home Stock") at an exercise price of five dollars and twenty-five cents per share, as adjusted for a two-for-one stock split which occurred on June 17, 1999. Under the provisions of the agreements, management estimates that the Partnership may purchase up to 459,200 shares of @Home Stock. The warrants become vested and exercisable, subject to certain forfeiture and other conditions, based on operational targets which include offering the @Home service by the Partnership in its service areas and obtaining specified numbers of @Home subscribers over the remaining six-year term of the @Home distribution agreement. The Partnership has not recognized any income related to the warrants for the six months ended June 30, 1999.

5. CHANNEL LAUNCH REVENUE

     During 1998 the Partnership received payments and recorded receivables from certain programmers to launch and promote their new channels. During the six months ended June 30, 1999, the Partnership recognized advertising revenue of $441 for advertisements provided by the Partnership to promote the new channels. The remaining deferred channel launch revenue is being amortized over the respective terms of the program agreements which range between eight and ten years. During the six months ended June 30, 1999, $1,043 of the remaining deferred channel launch payments was amortized and recorded as other service revenue.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

6. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                                       DECEMBER 31,     JUNE 30,
                                                                                          1998            1999
                                                                                       ------------    -----------
                                                                                                       (UNAUDITED)
SENIOR DEBT:
  Note payable; interest at 5.00% (see Note 3)......................................     $     --       $   9,039
  Bank revolving credit facility, $325,000 commitment as of June 30, 1999, interest currently at LIBOR plus 1.375% (6.43%) or ABR plus .625% (8.125%) payable
     quarterly, matures October 31, 2006............................................      199,000         201,000
  Bank Term Loan A; interest at LIBOR plus 1.75% (6.81%) payable quarterly, matures
     September 30, 2007.............................................................      100,000         100,000
  Bank Term Loan B; interest at LIBOR plus 2.00% (7.06%) payable quarterly, matures
     December 31, 2007..............................................................      250,000         250,000
                                                                                         --------       ---------
     Total senior debt..............................................................      549,000         560,039
                                                                                         --------       ---------
SUBORDINATED DEBT:
  Bank Term Loan A; interest at LIBOR plus 2.750% (7.82%) payable quarterly, matures
     April 30, 2008.................................................................      125,000         125,000
  Bank Term Loan B; $60,000 commitment as of June 30, 1999, interest at LIBOR plus
     0.500% (5.56%) payable quarterly, matures January 1, 2000......................       52,000          53,000
                                                                                         --------       ---------
     Total subordinated debt........................................................      177,000         178,000
                                                                                         --------       ---------
                                                                                          726,000         738,039
     Less: Current portion of long-term debt........................................           --         (62,039)
                                                                                         --------       ---------
     Long-term debt.................................................................     $726,000       $ 676,000
                                                                                         --------       ---------
                                                                                         --------       ---------

     The Partnership's bank debt is outstanding under a revolving credit facility and term loan agreements executed by the Partnership on April 30, 1998 (the "Bank Facility"). The revolving credit facility currently provides for $325,000 of available credit. Starting June 30, 2001, revolving credit facility commitments will be permanently reduced quarterly by increments ranging from $7,500 to $40,000 through maturity on October 31, 2006. The senior Term Loan A requires quarterly principal payments of $250 starting June 30, 2001 with final payments in two equal installments of $47,125 on March 31 and September 30, 2007. The senior Term Loan B requires quarterly principal payments of $625 starting June 30, 2001 with final payments in two equal installments of $117,188 on September 30 and December 31, 2007. The subordinated Term Loan A requires quarterly principal payments of $313 starting June 30, 2001 with final payments in two equal installments of $58,281 on January 31 and April 30, 2008.

     The borrowings outstanding under the subordinated Term Loan B were initially due and payable on May 31, 1999. On May 14, 1999 the Partnership amended the terms and conditions of the subordinated Term Loan B. The amendment extends the maturity date of the subordinated Term Loan B to January 1, 2000 and increases the applicable margin to 0.500% for the period June 1, 1999 through September 30, 1999 and 0.625% thereafter.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

6. LONG-TERM DEBT--(CONTINUED)

     Advances under the Bank Facility are available under interest rate options related to the base rate of the administrative agent for the Bank Facility ("ABR") or LIBOR. Interest rates vary on borrowings under the revolving credit facility from LIBOR plus 0.500% to LIBOR plus 1.875% or ABR to ABR plus 0.875% based on the Partnership's ratio of senior debt to annualized semi-annual cash flow, as defined ("Senior Leverage Ratio"). Interest rates vary on borrowings under the senior Term Loan A from LIBOR plus 1.500% to LIBOR plus 2.125% or ABR plus 0.500% to ABR plus 1.125%, and under the senior Term Loan B from LIBOR plus 1.750% to LIBOR plus 2.250% or ABR plus 0.750% to ABR plus 1.250% based on the Partnership's Senior Leverage Ratio. Interest rates on borrowings under the subordinated Term Loan A are at LIBOR plus 2.75% or ABR plus 2.75%. Interest rates under the subordinated Term Loan B are at LIBOR plus 0.500% through September 30, 1999 and LIBOR plus 0.625% thereafter. The Bank Facility requires quarterly interest payments, or more frequent interest payments if a shorter period is selected under the LIBOR option, and quarterly payment of fees on the unused portion of the revolving credit facility and the subordinated Term Loan B at 0.375% per annum when the Senior Leverage Ratio is greater than 5.0:1.0 and at 0.250% when the Senior Leverage Ratio is less than or equal to 5.0:1.0.

     The Partnership has entered into interest rate swap agreements in the aggregate notional principal amount of $500,000 to establish long-term fixed interest rates on its variable rate debt. Under the swap agreements, the Partnership pays quarterly interest at fixed rates ranging from 5.850% to 5.865% and receives quarterly interest payments equal to LIBOR. The differential to be paid or received in connection with an individual swap agreement is accrued as interest rates change over the period for which the payment or receipts relate. The agreements expire July 2003 (see Note 10 -Subsequent Event).

     Borrowings under the Bank Facility, excluding the subordinated Term Loan B, ("Permanent Debt") are secured by the partnership interests of IPG-VI and IP-VI's subsidiaries and negative pledges of the stock and assets of certain AT&TBIS subsidiaries that are parties to an agreement ("Keepwell Agreement") to support the Permanent Debt. Under the Keepwell Agreement, the AT&TBIS subsidiaries are required to make loans to IPG-VI and IP-VI in an amount not to exceed $489,500 if (i) IPG-VI or IP-VI fails to make payments of principal in accordance with the respective debt agreements, or (ii) amounts due under the respective debt agreements have been accelerated for non-payment or bankruptcy. The subordinated Term Loan B is secured by guarantees of AT&TBIS and Blackstone Cable Acquisition Company, LLC, a 49.5% limited partner of ICP-VI ("Blackstone").

     The debt agreements contain certain covenants which restrict the Partnership's ability to encumber assets, make investments or distributions, retire partnership interests, pay management fees currently, incur or guarantee additional indebtedness and purchase or sell assets. The debt agreements also include financial covenants which require minimum interest and debt coverage ratios and specify maximum debt to cash flows ratios.

7. RELATED PARTY TRANSACTIONS

     InterMedia Capital Management VI, L.P. ("ICM-VI LP"), a California limited partnership, which owns a 0.999% limited partner interest in ICP-VI, provides certain management and

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

7. RELATED PARTY TRANSACTIONS--(CONTINUED)

administrative services to the Partnership for a per annum fee of 1% of ICP-VI's total non-preferred partner contributions ("ICM Management Fee") offset by certain expenses of the Partnership, as defined, up to an amount equal to $500. In order to support the Partnership's debt, 50% of the net ICM Management Fee is deferred until the Partnership's Senior Leverage Ratio is less than five times. The remaining 50% of the net ICM Management Fee is payable quarterly in advance. Any deferred ICM Management Fee bears interest at 10%, compounded annually, payable upon payment of the deferred management fee.

     Based on current capital contributions, the management fee per annum is $2,020 less partnership expenses of $500.

     Pursuant to ICP-VI's partnership agreement, on April 30, 1998 the Partnership prepaid $1,000 of the ICM Management Fee. ICM Management Fee expense for the six-month period ended June 30, 1999 amounted to $760. At June 30, 1999 and December 31, 1998, the Partnership has a non-current payable to ICM-VI LP of $646 and $13, respectively.

     The Partnership pays monitoring fees of $250 per annum to each of AT&TBIS and Blackstone. 50% of the monitoring fees are deferred until the Partnership's Senior Leverage Ratio is less than five times in order to support the Partnership's debt. The remaining 50% is payable quarterly in advance. Any deferred monitoring fees bear interest at 10%, compounded annually, payable upon payment of the deferred monitoring fees. Management and consulting fees of $1,010 for the six months ended June 30, 1999 include both the ICM Management Fee and monitoring fees.

     Pursuant to ICP-VI's partnership agreement, on April 30, 1998 the Partnership prepaid its monitoring fees for the period from April 30, 1999 through April 29, 2000. The Partnership recorded monitoring fee expense of $250 for the six months ended June 30, 1999 and has a non-current payable of $145 and $83 each to AT&TBIS and Blackstone at June 30, 1999 and December 31, 1998, respectively.

     In connection with raising its capital, the Partnership paid aggregate transaction fees of $4,942 to AT&TBIS and Blackstone on April 30, 1998. The amount has been recorded as syndication costs.

     InterMedia Management, Inc. ("IMI") is the sole member of InterMedia Capital Management VI, LLC, a Delaware limited liability company, the 0.001% general partner of ICP-VI. IMI has entered into an agreement with the Partnership to provide accounting and administrative services at cost. IMI also provides such services to other cable systems which are affiliates of the Partnership. Administrative fees charged by IMI for the six months ended
June 30, 1999 were $1,989. Receivable from affiliate includes $763 and $628 at June 30, 1999 and December 31, 1998, respectively, of advances to IMI, net of administrative fees charged by IMI and operating expenses paid by IMI on behalf of the Partnership.

     As an affiliate of AT&TBIS, the Partnership is able to purchase programming services from a subsidiary of AT&TBIS. Management believes that the overall programming rates made available through this relationship are lower than the Partnership could obtain separately. Such volume rates may not continue to be available in the future should AT&TBIS's ownership in the Partnership significantly decrease. Programming fees charged by the AT&TBIS subsidiary for the six months ended June 30,

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

7. RELATED PARTY TRANSACTIONS--(CONTINUED)

1999 amounted to $18,686. Payable to affiliates at June 30, 1999 and December 31, 1998 represents programming fees payable to the AT&TBIS subsidiary.

     The Partnership entered into an agreement with an affiliate of AT&TBIS to manage the Partnership's advertising business and related services for an annual fixed fee per advertising sales subscriber, as defined by the agreement. In addition to the annual fixed fee, AT&TBIS is entitled to varying percentage shares of the incremental growth in annual cash flow from advertising sales above specified targets. Management fees charged by the AT&TBIS subsidiary for the six months ended June 30, 1999 amounted to $187. Receivable from affiliates at June 30, 1999 and December 31, 1998 includes $7,380 and $6,904, respectively, of receivables from AT&TBIS for advertising sales.

8. COMMITMENTS AND CONTINGENCIES

     The Partnership is committed to provide cable television services under franchise agreements with remaining terms of up to seventeen years. Franchise fees of up to 5% of gross revenues are payable under these agreements.

     Current FCC regulations require that cable television operators obtain permission to retransmit major network and certain local television station signals. The Partnership has entered into retransmission agreements with all applicable stations in exchange for in-kind and/or other consideration.

     On April 30, 1999 the Partnership was named as an additional defendant in a purported class action which was originally filed in January 1998 against AT&TBIS and certain of its affiliates in the State of Kentucky concerning late fee charges and practices. Certain cable systems owned by the Partnership charge late fees to customers who do not pay their cable bills on time. These late fee cases challenge the amount of the late fees and the practices under which they are imposed. The Plaintiffs raise claims under state consumer protection statutes, other state statutes, and common law. Plaintiffs generally allege that the late fees charged by the Partnership's cable systems in the State of Kentucky are not reasonably related to the costs incurred by the cable systems as a result of late payment. Plaintiffs seek to require cable systems to reduce their late fees on a prospective basis and to provide compensation for alleged excessive late fee charges for past periods. Based on the facts available, management believes that, although no assurances can be given as to the outcome of these actions, the ultimate disposition of these matters should not have a material adverse effect upon the financial position, results of operations or cash flows of the Partnership.

     The Partnership is subject to litigation and other claims in the ordinary course of business. In the opinion of management, the ultimate outcome of any existing litigation or other claims will not have a material adverse effect on the Partnership's financial position, results of operations or cash flows.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

9. SUPPLEMENTAL DISCLOSURES TO CONSOLIDATED STATEMENT OF CASH FLOWS

     During the six months ended June 30, 1999, the Partnership paid interest of $27,643.

10. SUBSEQUENT EVENT

     On July 12, 1999, the Partnership entered into early termination option agreements ("Option Agreements") with banks which are parties to the Partnership's interest rate swap agreements. Under the terms of the Option Agreements, the banks may terminate the interest rate swap agreements between May 2001 and July 2003, the expiration date of the agreements. In exchange for the early termination option, the Partnership received a cash payment of $8,932.